UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 26, 2005




                        Pioneer Natural Resources Company
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



         Delaware                     1-13245               75-2702753
----------------------------        ------------        -------------------
(State or other jurisdiction        (Commission          (I.R.S. Employer
     of incorporation)              File Number)        Identification No.)



5205 N. O'Connor Blvd., Suite 900, Irving, Texas              75039
------------------------------------------------            ----------
    (Address of principal executive offices)                (Zip Code)


                                 (972) 444-9001
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
| | Soliciting material  pursuant to Rule 14a-12  under the Exchange Act (17 CFR
    240.14a-12)
| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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                        PIONEER NATURAL RESOURCES COMPANY

                                TABLE OF CONTENTS


                                                                     Page

Item 1.01.  Entry into a Material Definitive Agreement...........      3

Item 7.01.  Regulation FD Disclosure.............................      3

Item 9.01.  Financial Statements and Exhibits

            (c)   Exhibits.......................................      3

Signature........................................................      4

Exhibit Index....................................................      5



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                        PIONEER NATURAL RESOURCES COMPANY

Item 1.01.   Entry into a Material Definitive Agreement

     On January 27, 2005, Pioneer Natural Resources Company (the "Company") issued a news release that is attached hereto as exhibit 99.1. In the news release, the Company announced that it has sold to Royalty Acquisition Company, LLC (the "Purchaser") approximately two percent of its total proved reserves, or
20.5 million barrels of oil equivalent proved reserves, by means of two volumetric production payments ("VPPs") for total proceeds of $593 million and the assumption of the Company's obligations under certain derivative agreements, referred to below. The production payment purchase and sale agreements governing the VPP transactions are attached hereto as exhibits 99.2 and 99.3.

     The Purchaser and Wachovia Bank, N.A. ("Wachovia Bank") are subsidiaries and/or affiliates of Wachovia Corporation. The Company periodically enters into derivative agreements with Wachovia Bank to hedge commodity price risk and interest rate risk. In accordance with the terms of the VPPs, the Purchaser assumed the Company's rights and obligations under certain derivative agreements. The counterparty to the derivative obligations assumed by the Purchaser is Wachovia Bank. Wachovia Bank is also a party to the Company's $700 million 5-Year Revolving Credit Agreement dated as of December 16, 2003, as amended, and to the Company's $900 million 364-Day Credit Agreement dated as of September 28, 2004, as amended.

     The VPPs represent is a limited term overriding royalty interests in oil and gas reserves which: (i) entitle the Purchaser to receive scheduled production volumes over a period of time from specific lease interests; (ii) are free and clear of all associated future operating costs, capital expenditures and production and ad valorem taxes; (iii) are nonrecourse to the seller (i.e., the Purchaser's only recourse is to the assets acquired); (iv) transfer title to the proved reserves to the buyer and (v) allow for retention by the Company of a residual interest in the assets after the VPPs volumetric obligations have been satisfied.

     The first VPP on approximately 58 billion cubic feet primarily of the Company's Hugoton field gas volumes has an approximate five-year term beginning February 1, 2005 and ending December 31, 2009. The second VPP on approximately
10.8 million barrels of Spraberry field oil volumes has a seven-year term beginning January 1, 2006 and ending December 31, 2012.


Item 7.01.   Regulation FD Disclosure

     In addition to the announcement referred to above under "Item 1.01. Entry into a Material Definitive Agreement", the Company's news release (i) provided an update to the Company's fourth quarter 2004 financial outlook based on current expectations and (ii) announced that it intends to change the manner in which it reports field fuel usage.

Item 9.01.   Financial Statements and Exhibits

       (c)   Exhibits

             99.1   News Release dated January 27, 2005.
             99.2 Production Payment Purchase and Sale Agreement dated as of January 26, 2005 among the Company, as the Seller, and Royalty Acquisition Company, LLC, as the Buyer (related to Hugoton gas).
             99.3 Production Payment Purchase and Sale Agreement dated as of January 26, 2005 among the Company, as the Seller, and Royalty Acquisition Company, LLC, as the Buyer (related to Spraberry oil).


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                        PIONEER NATURAL RESOURCES COMPANY

                                S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PIONEER NATURAL RESOURCES COMPANY




Date:   February 1, 2005      By:     /s/ Darin G. Holderness
                                    -------------------------------------------
                                    Darin G. Holderness
                                    Vice President and Chief Accounting Officer



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                        PIONEER NATURAL RESOURCES COMPANY

                                  EXHIBIT INDEX


Exhibit No.             Description

   99.1(a)              News Release dated January 27, 2005.
   99.2(a)              Production  Payment Purchase and Sale Agreement dated as
                        of January 26, 2005 among the Company, as the Seller, and Royalty Acquisition Company, LLC, as the Buyer
                        (related to Hugoton gas).
   99.3(a)              Production Payment Purchase and Sale Agreement  dated as
                        of January 26, 2005 among the Company, as the Seller, and Royalty Acquisition Company, LLC, as the Buyer
                        (related to Spraberry oil).

-------------
(a) filed herewith




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